Exhibit 24
Securities and Exchange Commission
Washington, D.C. 20549

Re: Parker-Hannifin Corporation

Commission File No. 1-4982
Annual Report on Form 10-K
Authorized Representatives

Gentlemen:
Parker-Hannifin Corporation (the "Company") is the issuer of Securities registered under Section 12(b) of the Securities Exchange Act of 1934 (the "Act"). Each of the persons signing his or her name below confirms, as of the date appearing opposite his or her signature, that each of the following "Authorized Representatives" is authorized on his or her behalf to sign and to submit to the Securities and Exchange Commission Annual Reports on Form 10-K and amendments thereto as required by the Act:
Authorized Representatives
Thomas L. Williams
Jon P. Marten
Joseph R. Leonti
Each person so signing also confirms the authority of each of the Authorized Representatives named above to do and perform, on his or her behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the Form 10-K filing requirements. The authority confirmed herein shall remain in effect as to each person signing his or her name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority.

	Date		Date
/s/ Thomas L. Williams	8/13/2015	/s/R.J. Kohlhepp	8/13/2015
Thomas L. Williams, Chief Executive		Robert J. Kohlhepp, Director
Officer (Principal Executive Officer)

/s/ Jon P. Marten	8/13/2015	/s/Kevin A. Lobo	8/13/2015
Jon P. Marten, Executive Vice		Kevin A. Lobo, Director
President – Finance & Administration
and Chief Financial Officer		/s/K.P. Müller	8/13/2015
(Principal Financial Officer)		Klaus-Peter Müller, Director

/s/ Catherine A. Suever	8/13/2015	/s/Candy M. Obourn	8/13/2015
Catherine A. Suever, Vice President and		Candy M. Obourn, Director
Controller (Principal Accounting Officer)

/s/ D.E. Washkewicz	8/13/2015	/s/Joseph Scaminace	8/13/2015
Donald E. Washkewicz, Chairman of the		Joseph Scaminace, Director
Board

/s/ Lee C. Banks	8/13/2015	/s/Wolfgang R. Schmitt	8/13/2015
Lee C. Banks, Director		Wolfgang R. Schmitt, Director

/s/Robert G. Bohn	8/13/2015	/s/Åke Svensson	8/13/2015
Robert G. Bohn, Director		Åke Svensson, Director

/s/L.S. Harty	8/13/2015	/s/James L. Wainscott	8/13/2015
Linda S. Harty, Director		James L. Wainscott, Director

/s/W.E. Kassling	8/13/2015
William E. Kassling, Director